EXHIBIT 11.2

                                                                  EXHIBIT 11.2


                              AVON PRODUCTS, INC.
                 COMPUTATION OF FULLY DILUTED INCOME PER SHARE
                     (In millions, except per share data)


                                                           Three months ended
                                                                June 30
                                                           ------------------
                                                           1995          1994
                                                           ----          ----

Weighted average shares of common stock:
  Weighted average shares outstanding during the
    period.............................................   68.46         70.86
  Common stock equivalents.............................     .20           .19
                                                         ------        ------

  Weighted average shares for fully diluted income
    per share computation..............................   68.66         71.05
                                                         ======        ======

Income from continuing operations......................  $ 80.4        $ 72.3
Discontinued operations, net of taxes..................      --         (22.2)
                                                         ------        ------
Net income.............................................  $ 80.4        $ 50.1
                                                         ======        ======

Fully diluted income (loss) per share:
  Continuing operations................................  $ 1.17        $ 1.02
  Discontinued operations..............................      --          (.31)
                                                         ------        ------
  Net income...........................................  $ 1.17        $  .71
                                                         ======        ======

                                                                 EXHIBIT 11.2


                              AVON PRODUCTS, INC.
                 COMPUTATION OF FULLY DILUTED INCOME PER SHARE
                     (In millions, except per share data)


                                                             Six months ended
                                                                  June 30
                                                             ----------------
                                                             1995        1994
                                                             ----        ----

Weighted average shares of common stock:
  Weighted average shares outstanding during the
    period..............................................    68.57       71.39
  Common stock equivalents..............................      .21         .19
                                                           ------      ------

  Weighted average shares for fully diluted income
    per share computation...............................    68.78       71.58
                                                           ======      ======

Income from continuing operations.......................   $114.8      $103.4
Discontinued operations, net of taxes...................       --       (23.8)
Cumulative effect of accounting changes.................       --       (45.2)
                                                           ------      ------
Net income..............................................   $114.8      $ 34.4
                                                           ======      ======

Fully diluted income (loss) per share:
  Continuing operations.................................   $ 1.67      $ 1.45
  Discontinued operations...............................       --        (.34)
  Cumulative effect of accounting changes...............       --        (.63)
                                                           ------      ------
  Net income............................................   $ 1.67      $  .48
                                                           ======      ======